UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2011

iCAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (603) 882-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 22, 2011, iCAD, Inc. (“iCAD”), Xoft, Inc., a wholly owned subsidiary of iCAD and Carl Zeiss, Meditec AG and Carl Zeiss Meditec, Inc. (collectively “CZM”) entered into a Settlement and License Agreement (the “Agreement”) pursuant to which (i) CZM granted to iCAD an irrevocable non-assignable (except to the extent provided in the Agreement), non-sub- licensable license to the Licensed Patents (as defined in the Agreement) to make, use, sell, offer for sale, rent, lease or import, in each case, in or into the United States, Licensed Products (as defined in the Agreement), and to include Licensed Products in supply and service agreements.

Pursuant to the Agreement, the parties agreed to dismiss the action pending in the United States District Court of Delaware (designated C.A. No. 10-308-LPS-MPT) (the “Action”) on or before December 30, 2011. In addition, iCAD and Xoft released CZM, its affiliates and certain other related parties from any and all claims, rights, causes of action and other damages and liabilities in connection with the Licensed Patents and/or the Action. CZM released iCAD, Xoft and their affiliates and certain other related parties from any and all claims, rights, causes of action and other damages and liabilities in connection with the Licensed Patents.

iCAD agreed to pay to CZM a royalty of $2,500,000 (the “Royalty”) in full settlement of all claims against iCAD and Xoft in the Action and in consideration of the licenses, releases and waivers in the Agreement. The Royalty is payable in the amounts of $250,000 on each of January 31, April 30, July 30 and September 30, 2012 and $500,000 on each of June 30, 2013, 2015 and 2017.

Item 8.01	Other Events

On December 22, 2011, iCAD, Xoft and Jeffery Bird (the “Stockholder Representative”), the stockholder representative of the former stockholders of Xoft, Inc. (the “Former Xoft Stockholders”), entered into an agreement pursuant to which the Stockholder Representative, on behalf of the Former Xoft Stockholders, approved the settlement of the CZM matter pursuant to the terms of the Agreement and agreed to indemnify iCAD in the amount of $1,250,000, subject to the indemnification cap and other terms of the Merger Agreement (defined below). The Stockholder Representative agreed to release the 919,302 shares of common stock of iCAD that were placed into escrow (the “Escrowed Shares”) and approximately $76,856 of Escrowed Cash pursuant to the Plan and Agreement of Merger by and among iCAD, XAC, Inc., a wholly owned subsidiary of iCAD and Xoft, Inc. (the “Merger Agreement”) and return such shares to iCAD for cancellation. The parties acknowledged that to the extent the amount of the loss related to the Action and claims by CZM exceeds the value of the Escrowed Shares and the Escrowed Cash, iCAD and Xoft reserve all rights to indemnification for such difference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Kevin C. Burns
Kevin C. Burns
Executive Vice President of Finance and Chief Financial Officer

Date: December 23, 2011